UNITED STATES SECURITIES AND
EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 24, 2009

GLOBAL ENERGY INC.
(Exact name of registrant as specified in its charter)

Nevada	000-28025	86-0951473
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

415 Madison Avenue, 15th Floor, New York, NY 10017
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code 646.673.8435

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On December 23, 2009, the Registrant entered into an Amendment (the “Amendment”) to a certain Securities Purchase Agreement (the "Agreement") with Yuval Ganot, pursuant to which the closing date of the investment (the “Investment”) contemplated by the Agreement shall be December 23, 2009, and Noam Elimelech Ltd., an Israeli private company fully owned by Mr. Ganot, shall be the investor (the “Investor”).

The Amendment provides that until the fulfillment of certain conditions set forth in the Amendment, the Investor shall have the right to terminate the Agreement with written notice to the Registrant. It further provides, that the Registrant will reimburse the Investor for all legal fees borne by the Investor in connection with the Investment

Pursuant to the terms of the Agreement and the Amendment, on December 23, 2009 (the “Closing Date”), the Investment transaction was completed. On the Closing Date, the escrow agent (the “Escrow Agent”) acting on part of the Registrant and the Investor was instructed to release the first installment of the purchase price ($60,000) to the Registrant and, in addition, to release 10,800,000 of the Registrant’s Shares of Common Stock to the Investor. The second installment of the purchase price ($60,000) was paid by the Investor prior to the Closing Date. On each subsequent closing (which shall occur on the 15th day of each calendar month subsequent to the Closing Date), the Investor shall pay the applicable installment of the purchase price ($60,000) directly to the Registrant, and the Escrow Agent shall release to the Investor 5,400,000 shares subject to such payment, as contemplated by the Agreement.

The foregoing description of the Agreement and the Amendment is qualified by reference to their complete terms; the Amendment is included herewith as Exhibit 10.1. The Amendment is provided to give investors information regarding its terms. It is not provided to give investors factual information about the Registrant or the Investor. In addition, the representations contained in the Amendment were made only for purposes of the Amendment and as of specific dates, were solely for the benefit of the parties to this Amendment, and may be subject to qualifications and limitations agreed by the contracting parties, including being qualified by disclosures exchanged between the parties in connection with the execution of the Amendment. The representations may have been made for the purpose of allocating contractual risk between the parties to the Amendment instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Amendment and should not view the representations or any descriptions thereof as characterizations of the actual state of facts or conditions of the Registrant.

Item 2.01.    Completion of Acquisition or Disposition of Assets

See in Item 1.01 above.

Item 9.01.    Financial Statements and Exhibits

(d)     Exhibits

10.1 Amendment dated December 23, 2009 to a Securities Purchase Agreement dated September 10, 2009 between Global Energy, Inc. and Yuval Ganot (the Securities Purchase Agreement is incorporated by reference to the Registrant’s current report on Form 8-K filed with the Commission on September 15, 2009)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL ENERGY INC.

/s/ Asi Shalgi
Asi Shalgi
President and CEO

December 29, 2009